Exhibit 5.1

March 24, 2023

Intercept Pharmaceuticals, Inc.

305 Madison Avenue

Morristown, New Jersey 07960

RE: Intercept Pharmaceuticals, Inc. Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to Intercept Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-3ASR (the “Registration Statement”), filed with the Securities and Exchange Commission on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a base prospectus (the “Prospectus”) that provides that it may be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as it may be supplemented by one or more Prospectus Supplements, relates to the proposed offering and sale from time to time, pursuant to Rule 415 under the Securities Act, of an indeterminate aggregate amount and unspecified number of the following securities (the “Securities”): (i) debt securities of the Company (the “Debt Securities”), (ii) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (iii) shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), (iv) depositary shares representing a fractional interest in or multiple shares of Preferred Stock (the “Depositary Shares”), (v) contracts obligating the Company or a holder to purchase or sell Common Stock, Preferred Stock or Depositary Shares at a future date or dates (the “Purchase Contracts”), (vi) purchase units, consisting of one or more Purchase Contracts and beneficial interests in debt securities or any other securities (the “Purchase Units”), and (vii) warrants to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities or Depositary Shares (the “Warrants”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation, as Amended of the Company (the “Certificate”), (ii) the Restated Bylaws of the Company (the “Bylaws”), (iii) the Form of Senior Indenture (the “Senior Indenture”) by and between the Company and the trustee to be named therein (the “Trustee”) filed as Exhibit 4.1 to the Registration Statement, (iv) the Form of Subordinated Indenture (the “Subordinated Indenture”) by and between the Company and the Trustee filed as Exhibit 4.3 to the Registration Statement, (v) certain resolutions of the Company’s Board of Directors relating to the Registration Statement, and (vi) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

A. the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the Certificate, the Bylaws and applicable Delaware law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

B. each series of Debt Securities will be issued under either the Senior Indenture or the Subordinated Indenture and any necessary amendment or supplement thereto (collectively, the “Indenture”) between the Company and the Trustee, and the execution, delivery and performance of the Indenture will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

C. to the extent that the obligations of the Company under the Indenture may depend upon such matters, the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; that the Indenture will be duly authorized, executed and delivered by the Trustee and will constitute the legal, valid and binding obligation of such Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations, and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture;

D. at the time of issuance and sale of shares of Common Stock, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock convertible into Common Stock, Warrants exercisable for Common Stock or Purchase Contracts or Purchase Units to purchase Common Stock) will be in an amount that is not less than the par value of the Common Stock;

E. prior to the issuance of shares of one or more series of Preferred Stock, an appropriate certificate of designation relating to each such series of Preferred Stock will have been duly authorized by Corporate Action and filed with the Secretary of State of the State of Delaware and at the time of issuance and sale, a sufficient number of shares of Preferred Stock will be authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Warrants exercisable for Preferred Stock or Purchase Contracts or Purchase Units to purchase Preferred Stock) will be in an amount that is not less than the par value of the Preferred Stock;

F. any Depositary Shares will be issued pursuant to a deposit agreement (each such deposit agreement, a “Deposit Agreement”) to be entered into by the Company and the parties thereto and the execution, delivery and performance of the applicable Deposit Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

G. the shares of Preferred Stock represented by Depositary Shares will be deposited pursuant to a Deposit Agreement between the Company and a bank or trust company as depositary, and the preferences, limitations and relative rights of such shares of Preferred Stock will be set forth in a certificate of designation with respect thereto;

H. to the extent that the obligations of the Company under any Deposit Agreement may depend upon such matters, each of the parties thereto other than the Company, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be duly qualified to engage in the activities contemplated by such Deposit Agreement; that such Deposit Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that such party is in compliance, generally and with respect to acting as a party with respect to its obligations under such Deposit Agreement, with all applicable laws and regulations, and that such party has the requisite organizational and legal power and authority to perform its obligations under such Deposit Agreement;

I. any Depositary Shares offered under the Registration Statement and the related Deposit Agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein;

J. any Purchase Contracts will be issued pursuant to a purchase contract agreements (each such purchase contract agreement, a “Purchase Contract Agreement”) to be entered into by the Company and the parties thereto and the execution, delivery and performance of the applicable Purchase Contract Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

K. to the extent that the obligations of the Company under any Purchase Contract Agreement may depend upon such matters, each of the parties thereto other than the Company, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be duly qualified to engage in the activities contemplated by such Purchase Contract Agreement; that such Purchase Contract Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that such party is in compliance, generally and with respect to acting as a party with respect to its obligations under such Purchase Contract Agreement, with all applicable laws and regulations, and that such party has the requisite organizational and legal power and authority to perform its obligations under such Purchase Contract Agreement;

L. any Purchase Contracts offered under the Registration Statement and the related Purchase Contract Agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein;

M. any Purchase Units will be issued pursuant to purchase or similar agreements to be entered into by the Company and the parties thereto (each, a “Unit Agreement”) and the execution, delivery and performance of the applicable Unit Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

N. to the extent that the obligations of the Company under any Unit Agreement may depend upon such matters, each of the parties thereto other than the Company, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be duly qualified to engage in the activities contemplated by such Unit Agreement; that such Unit Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that such party is in compliance, generally and with respect to acting as a party with respect to its obligations under such Unit Agreement, with all applicable laws and regulations, and that such party has the requisite organizational and legal power and authority to perform its obligations under such Unit Agreement;

O. any Units offered under the Registration Statement and the related purchase or similar agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein;

P. any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the financial institution identified in the Warrant Agreement as a warrant agent (each, a “Warrant Agent”) and the execution, delivery and performance of the applicable Warrant Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

Q. to the extent that the obligations of the Company under any Warrant Agreement may depend upon such matters, each of the parties thereto other than the Company, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be duly qualified to engage in the activities contemplated by such Warrant Agreement; that such Warrant Agreement has been duly authorized, executed and delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that such party is in compliance, generally and with respect to acting as a party with respect to its obligations under such Warrant Agreement, with all applicable laws and regulations, and that such party has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement;

R. any Warrants offered under the Registration Statement and the related Warrant Agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein;

S. the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

T. a Prospectus Supplement will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

U. all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

V. a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, the particular series of Debt Securities has been duly established in accordance with the terms of the applicable Indenture, the specific terms of a particular issuance of Debt Securities have been duly authorized by Corporate Action and are in accordance with the terms of the Indenture, the Indenture is duly executed and delivered by the Company, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment for such Debt Securities, in accordance with the terms and provisions of the applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, and the Indenture will constitute a valid and binding obligation of the Company, except, with respect to each of the Debt Securities and the Indenture, as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

2. Upon due authorization by Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of Common Stock) in accordance with the terms and provisions of the applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

3. Upon due authorization by Corporate Action of the issuance and sale of shares of a series of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment for such shares (in an amount at least equal to the aggregate par value of such shares of Preferred Stock) in accordance with the terms and provisions of applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in either case, provide for payment of consideration at least equal to the aggregate par value of such shares of Preferred Stock), such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

4. When (i) Corporate Action has specifically authorized the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the certificate of designation with the Secretary of State of the State of Delaware, and such certificate of designation has been duly filed, (ii) the applicable Deposit Agreement relating to the Depositary Shares has been duly authorized, executed and delivered; any depositary receipts evidencing rights in the Depositary Shares have been executed; and the depositary appointed by the Company, (iii) the terms of the issuance and sale of the Depositary Shares have been duly established in conformity with the Certificate and Bylaws, (iv) the Depositary Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement, (v) the shares of Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement), and (vi) the Company has received the consideration provided for in the Corporate Action and the applicable underwriting agreement or other purchase agreement, the Depositary Shares will be legally issued and will entitle the holders of such Depositary Shares to the rights specified in the applicable Deposit Agreement and the applicable depositary receipts.

5. When a Purchase Contract Agreement providing for the specific terms of a particular issuance of Purchase Contracts has been duly authorized by Corporate Action and has been duly executed and delivered by the Company and the and the other parties named in such and the other parties named in such Unit Agreement and such Purchase Contracts, conforming to the requirements of such Purchase Contract Agreement, have been duly countersigned or authenticated, as may be required, and duly executed and delivered by the Company against payment for such Purchase Contracts in accordance with the terms and provisions of such Purchase Contract Agreement and applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Purchase Contracts will be valid and binding obligations of the Company, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

6. When a Unit Agreement providing for the specific terms of a particular issuance of Purchase Units has been duly authorized by Corporate Action and has been duly executed and delivered by the Company and the other parties named in such Unit Agreement and such Purchase Units, conforming to the requirements of such Unit Agreement, have been duly executed and delivered by the Company against payment for such Purchase Units in accordance with the terms and provisions of such Unit Agreement and applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Purchase Units will be valid and binding obligations of the Company, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

7. When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by Corporate Action and has been duly executed and delivered by the Company and the Warrant Agent named in such Warrant Agreement and such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms and provisions of such Warrant Agreement and applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will be valid and binding obligations of the Company, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

The foregoing opinions are limited to the General Corporation Law of the State of Delaware and, with respect to our opinion in paragraph 1 above, the State of New York, and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

The opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in the law that may hereafter occur.

We consent to your filing this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)